Underwriting Agreement

May 21, 2008

Banc of America Securities LLC

9 West 57th Street

New York, New York 10019

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010-3629

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005-2858

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, NY 10080

As Representatives of the several Underwriters listed in Schedule 1 hereto

Ladies and Gentlemen:

Veolia Environnement, a société anonyme organized under the laws of the Republic of France (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $700,000,000 principal amount of its 5.250% Notes due 2013 (the “5.250% Notes”), $700,000,000 principal amount of its 6.000% Notes due 2018 (the “6.000% Notes”), and $400,000,000 principal amount of its 6.750% Notes due 2038 (the “6.750% Notes”), having the terms set forth in Schedule 2 hereto (the “Securities”). The Securities will be issued pursuant to an Indenture to be dated as of May 27, 2008 (the “Indenture”) between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).

Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this agreement (the “Underwriting Agreement”), the Company agrees to issue and sell the Securities to the several Underwriters named in Schedule 1 hereto, and each Underwriter, subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto, at a price equal to 99.419% of the principal amount of the 5.250% Notes, 99.245% of the principal amount of the 6.000% Notes, and 98.321% of the principal amount of the 6.750% Notes, plus accrued interest, if any, from May 27, 2008 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

Schedule 3 hereto sets forth information that together with (i) the Basic Prospectus, as amended and supplemented to the date hereof, and (ii) the Preliminary Prospectus used most recently prior to the execution of this Underwriting Agreement, constitute the Time of Sale Information made available at the Time of Sale. The “Time of Sale” with respect to the Securities is defined as 6:15 p.m., New York City Time, on May 21, 2008. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

Payment for and delivery of the Securities shall be made at the offices of Cleary Gottlieb Steen & Hamilton LLP, 12, rue de Tilsitt, 75008, Paris, France at 9:00 A.M., New York City time, on May 27, 2008, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing (the “Closing Date”).

Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

The Company and the Underwriters acknowledge and agree that the only information relating to any Underwriter that has been furnished to the Company in writing by any Underwriter through the Representative expressly for use in the Registration Statement, the Preliminary Prospectus, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information consists of that listed in Schedule 6 hereto.

All provisions contained in the document entitled Veolia Environnement Debt Securities Underwriting Agreement Standard Provisions (the “Standard Provisions”) are incorporated by reference herein in their entirety and shall be deemed to be a part of this Underwriting Agreement to the same extent as if such provisions had been set forth in full herein, except that if any term defined in such Standard Provisions is otherwise defined herein, the definition set forth herein shall control. The forms of opinion referred to as Annexes B and C to the Underwriting Agreement in the Standard Provisions are attached hereto as Annexes B and C.

This Underwriting Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Underwriting Agreement by signing in the space provided below.

Very truly yours,

VEOLIA ENVIRONNEMENT

By	/s/ Philippe Messager
Title:	Group Treasurer

Accepted: May 21, 2008

For themselves and on behalf of the several Underwriters listed in Schedule 1 hereto.

Banc of America Securities LLC

By	/s/ Lily Chang
Authorized Signatory

Credit Suisse Securities (USA) LLC

By	/s/ Helena Wilner
Authorized Signatory

Deutsche Bank Securities Inc.

By	/s/ Anguel Zaprianov
Authorized Signatory

By	/s/ Mary Hardgrove
Authorized Signatory

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By	/s/ N. L. Kennan
Authorized Signatory

Schedule 1

Underwriter	Principal Amount
	5.250% Notes	6.000% Notes	6.750% Notes
Banc of America Securities LLC	$175,000,000	$175,000,000	$100,000,000
Credit Suisse Securities (USA) LLC.	$175,000,000	$175,000,000	$100,000,000
Deutsche Bank Securities Inc.	$175,000,000	$175,000,000	$100,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$175,000,000	$175,000,000	$100,000,000

TOTAL	$700,000,000	$700,000,000	$400,000,000

Schedule 2

5.250% Notes

Certain Terms of the Securities:

Title of Securities:    5.250% Notes due 2013

Aggregate Principal Amount of Securities:    $700,000,000

Maturity Date:    June 3, 2013

Interest Rate:    5.250%

Interest Payment Dates:    June 3 and December 3, commencing December 3, 2008

Redemption Provisions:    Make whole call at Treasury plus 35 basis points

6.000% Notes

Certain Terms of the Securities:

Title of Securities:    6.000% Notes due 2018

Aggregate Principal Amount of Securities:    $700,000,000

Maturity Date:    June 1, 2018

Interest Rate:    6.000%

Interest Payment Dates:    June 1 and December 1, commencing December 1, 2008

Redemption Provisions:    Make whole call at Treasury plus 35 basis points

6.750% Notes

Certain Terms of the Securities:

Title of Securities:    6.750% Notes due 2038

Aggregate Principal Amount of Securities:    $400,000,000

Maturity Date:    June 1, 2038

Interest Rate:    6.750%

Interest Payment Dates:  June 1 and December 1, commencing December 1, 2008

Redemption Provisions:    Make whole call at Treasury plus 35 basis points

Schedule 3

The Final Pricing Term Sheet substantially in the form of Schedule 4 to the Underwriting Agreement or containing substantially the same information as contained in Schedule 4

Schedule 4

Filed pursuant to Rule 433

Registration Statement No. 333-151062

May 22, 2008

PRICING TERM SHEET

(To Preliminary Prospectus Supplement dated May 21, 2008)

Issuer:	Veolia Environnement

Security:	5.250% Notes due 2013

Ratings:	A3 (stable)/BBB+ (stable) (Moody’s/Standard & Poor’s)

Size:	$700,000,000

Public Offering Price:	99.694%

Maturity:	June 3, 2013

Treasury Benchmark:	3.125% due April 30, 2013

US Treasury Yield:	3.070%

Spread to Treasury:	+225 basis points

Re-offer Yield:	5.320%

Optional Redemption Terms:	Make-whole call at Treasury plus 35 basis points

Coupon:	5.250%

Interest Payment Dates:	June 3 and December 3 of each year beginning December 3, 2008

Denominations:	$1,000 and integral multiples of $1,000 in excess thereof

Format:	SEC Registered

Transaction Date:	May 21, 2008

Expected Settlement Date:	May 27, 2008

Joint Lead Managers:	Banc of America Securities LLC
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Banc of America Securities LLC toll-free at 1-800-294-1322, Credit Suisse Securities (USA) LLC at 1-800-221-1037, Deutsche Bank Securities Inc. at 1-800-503-4611 and Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-866-500-5408.

PRICING TERM SHEET

(To Preliminary Prospectus Supplement dated May 21, 2008)

Issuer:	Veolia Environnement

Security:	6.000% Notes due 2018

Ratings:	A3 (stable)/BBB+ (stable) (Moody’s/Standard & Poor’s)

Size:	$700,000,000

Public Offering Price:	99.620%

Maturity:	June 1, 2018

Treasury Benchmark:	3.875% due May 15, 2018

US Treasury Yield:	3.801%

Spread to Treasury:	+225 basis points

Re-offer Yield:	6.051%

Optional Redemption Terms:	Make-whole call at Treasury plus 35 basis points

Coupon:	6.000%

Interest Payment Dates:	June 1 and December 1 of each year beginning December 1, 2008

Denominations:	$1,000 and integral multiples of $1,000 in excess thereof

Format:	SEC Registered

Transaction Date:	May 21, 2008

Expected Settlement Date:	May 27, 2008

Joint Lead Managers:	Banc of America Securities LLC
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Banc of America Securities LLC toll-free at 1-800-294-1322, Credit Suisse Securities (USA) LLC at 1-800-221-1037, Deutsche Bank Securities Inc. at 1-800-503-4611 and Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-866-500-5408.

PRICING TERM SHEET

(To Preliminary Prospectus Supplement dated May 21, 2008)

Issuer:	Veolia Environnement

Security:	6.750% Notes due 2038

Ratings:	A3 (stable)/BBB+ (stable) (Moody’s/Standard & Poor’s)

Size:	$400,000,000

Public Offering Price:	98.971%

Maturity:	June 1, 2038

Treasury Benchmark:	5% due May 15, 2037

US Treasury Yield:	4.531%

Spread to Treasury:	+230 basis points

Re-offer Yield:	6.831%

Optional Redemption Terms:	Make-whole call at Treasury plus 35 basis points

Coupon:	6.750%

Interest Payment Dates:	June 1 and December 1 of each year beginning December 1, 2008

Denominations:	$1,000 and integral multiples of $1,000 in excess thereof

Format:	SEC Registered

Transaction Date:	May 21, 2008

Expected Settlement Date:	May 27, 2008

Joint Lead Managers:	Banc of America Securities LLC
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Banc of America Securities LLC toll-free at 1-800-294-1322, Credit Suisse Securities (USA) LLC at 1-800-221-1037, Deutsche Bank Securities Inc. at 1-800-503-4611 and Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-866-500-5408.

Schedule 5

List of Principal Subsidiaries

WATER

Veolia Eau Compagnie Générale des Eaux SCA

Veolia Water NA

Veolia Water Solutions and Technologies

SADE

Veolia Wasser GmbH

Veolia Water UK

ENERGY SERVICES

Dalkia SAS

Dalkia France

Dalkia International

ENVIRONMENTAL SERVICES

Veolia Propreté SA

VES NA

VES Holding Plc

ONYX Asia PTE Ltd

VES Australia Pty Ltd

SARP Industries

TRANSPORTATION

Veolia Transport SA

VeoIia Transportation Inc

Veolia Transport Northern Europe AB

VeoIia Transport Central Europe GmbH

Veolia Transport Australia Pty Ltd

Veolia Verkehr GmbH

CFTI (France)

CGFTE (France)

Schedule 6

Underwriter Information

The legal and marketing names of the Underwriters on the cover page of the Preliminary Prospectus and the Prospectus

The information contained in the table under the heading “Underwriting” of the Preliminary Prospectus and the Prospectus, and the second and third paragraphs following such table

The paragraphs under the sub-heading “Price Stabilization and Short Positions” (under the heading “Underwriting”) of the Preliminary Prospectus and the Prospectus

Annex B

May [•], 2008

Banc of America Securities LLC

9 West 57th Street

New York, New York 10019

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010-3629

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005-2858

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, NY 10080

Re: Veolia Environnement offering of [DESCRIBE]

Ladies and Gentlemen:

We have acted as special United States counsel for Veolia Environnement, a French société anonyme (the “Company”), in connection with the purchase from the Company by the underwriters (the “Underwriters”) named in Schedule 1 to the Underwriting Agreement dated as of May [•], 2008 (the “Underwriting Agreement”), by and among the Company and [•] acting as representative[s] of the several Underwriters, of [DESCRIBE] (the “Debt Securities”) issued under the Indenture, dated as of May [•], 2008 (the “Indenture”), by and between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). This letter is furnished to the Underwriters pursuant to Section 6(g) of the Veolia Environnement Debt Securities Underwriting Agreement Standard Provisions, which are incorporated by reference into and form part of the Underwriting Agreement.

Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Underwriting Agreement.

In connection with the opinions and views expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions and views. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.	The Indenture is qualified under the Trust Indenture Act and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

2.	The Debt Securities, when authenticated by the Trustee in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.	No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required in connection with the execution, delivery or performance of the Underwriting Agreement and the Indenture by the Company, or in connection with the issuance or sale of the Debt Securities by the Company to the Underwriters except (i) such as may be required under state securities or blue sky laws or (ii) as have been obtained under the Securities Act or the Trust Indenture Act.

4.	The (i) execution, delivery and performance by the Company of the Indenture and the Underwriting Agreement, and (ii) the issuance and sale of the Debt Securities by the Company, will not violate any law or regulation known to us to be generally applicable to transactions of this type.

5.	The statements contained in the Time of Sale Information and the Final Prospectus Supplement (as defined below) under the caption “Description of the Notes,” the statements contained in the Time of Sale Information, the Final Prospectus Supplement and the Basic Prospectus under the caption “Taxation—United States Taxation,” and the statements contained in the Basic Prospectus (as defined below) under the caption “Description of Debt Securities We May Offer,” insofar as such statements purport to summarize legal matters or provisions of documents referred to therein, present fair summaries of such legal matters and documents.

6.	The Company is not required to register as an “investment company,” as such term is defined in the U.S. Investment Company Act.

We have participated in the preparation of the registration statement on Form F-3 (herein the “Registration Statement”) as filed with the United States Securities and Exchange Commission (herein the “Commission”), the related prospectus dated as of May [•], 2008, included therein (the “Basic Prospectus”), the preliminary prospectus supplement dated May [•], 2008, as filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act (the “Preliminary Prospectus Supplement”, and together with the Basic Prospectus, the “Preliminary Prospectus”), and the related prospectus supplement dated May [•], 2008, as first filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act (the “Final Prospectus Supplement”). From time to time, we have had discussions with certain officers, directors and employees of the Company, with representatives of KPMG SA and Ernst & Young et Autres, the independent registered public accounting firms who examined the financial statements of the Company included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus Supplement, with the Underwriters and with counsel to the Underwriters concerning the information contained in or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus Supplement and the proposed responses to various items in Form F-3. Based solely upon our participation and discussions described above, we are of the view that the Registration Statement (including all information deemed to be part of and included therein pursuant to Rule 430B under the Securities Act, as of May [•], 2008 which is the date you have identified as the earlier of the date the Final Prospectus Supplement was first used or the date of the first contract of sale of the Debt Securities (such date, the “Effective Date”)), and the Final Prospectus Supplement, as of the Effective Date, complied as to form in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, except that we express no view with respect to (i) the financial statements, financial schedules and other financial data included or incorporated by reference therein, or (ii) the information referred to under the caption “Experts” as having been included or incorporated by reference therein on the authority of KPMG SA and Ernst & Young et Autres as experts.

We have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness (except as and to the extent set forth in paragraph 5 above) of the information included or incorporated by reference in the Time of Sale Information, the Registration Statement, the Preliminary Prospectus and the Final Prospectus Supplement. Based on the participation and discussions set forth above, however, no facts have come to our attention that cause us to believe that the Registration Statement (including all information deemed to be part of and included therein pursuant to Rule 430B under the Securities Act), as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Preliminary Prospectus, the Time of Sale Information, as of [•] am/pm May [•], 2008 New York time (which is the time that you have informed us was prior to the first contract of sale of any Debt Securities by the Underwriters) when considered together with and as supplemented by the statements under the caption “Description of the Notes” in the Final Prospectus Supplement, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the Final Prospectus Supplement, as of the Effective Date or on the date hereof, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that we express no view with respect to (i) the financial statements, financial schedules and other financial data included or incorporated by reference therein, or (ii) the information referred to under the caption “Experts” as having been included or incorporated by reference therein on the authority of KPMG SA and Ernst & Young et Autres as experts.

The opinions and views set forth above are subject to the following limitations, qualifications and assumptions:

We have assumed, for purposes of our opinions expressed herein that, to the extent the laws of France may be concerned, each of the Indenture, the Debt Securities and the Underwriting Agreement has been duly authorized, executed and delivered by the Company.

We have assumed, for purposes of the opinions and views expressed herein, the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. For the purposes of the opinions and views expressed herein, we have also assumed that the Trustee has authorized, executed, authenticated and delivered the documents or securities to which it is a party and that each of such documents or securities is the valid, binding and enforceable obligation of the Trustee and each of the Underwriters.

As to facts material to the opinions and views and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others, including the representations and warranties of the Company in the Underwriting Agreement. We have not independently verified such matters.

Our opinions set forth in paragraphs 1 and 2 above with respect to the enforceability of the documents or securities referred to in such opinions are subject to: (i) bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws, and related regulations and judicial doctrines from time to time in effect, relating to or affecting creditors’ rights and remedies generally; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, good faith and fair dealing and the discretion of the court before which any proceeding may be brought; (iii) the qualification that we express no opinion as to the validity, binding effect or enforceability of any provision in any document or security (A) relating to indemnification, contribution or exculpation that may be violative of the public policy underlying any law, rule or regulation (including any United States federal or state securities law, rule or regulation) or (B) that imposes payment obligations at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture; and (iv) the qualification that to the extent any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of the documents or securities referred to therein, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§ 5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001), and that such enforceability may be limited by public policy considerations.

With respect to our opinions in paragraph 4, we express no opinion as to state securities or “blue sky” laws.

The opinions and views expressed herein are limited to (i) the federal securities laws of the United States of America and (ii) the laws of the State of New York, in each case as currently in effect, and we express no opinion or view as to the effect of the laws of any other jurisdiction on the opinions and views expressed herein, including in particular any and all matters of French law.

We express no opinion or view as to the compliance or noncompliance, or the effect of the compliance or noncompliance, of each of the addressees or any other person or entity with any state or federal laws or regulations applicable to each of them by reason of their status as or affiliation with a federally insured depository institution.

Our opinions and views are limited to those expressly set forth herein, and we express no opinions or views by implication.

This letter is furnished by us to you solely for the benefit of the Underwriters and solely with respect to the purchase of the Debt Securities from the Company by the Underwriters, upon the understanding that we are not hereby assuming any professional responsibility to any other person whatsoever, and that this letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

Very truly yours,

Annex B

May [•], 2008

Banc of America Securities LLC

9 West 57th Street

New York, New York 10019

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010-3629

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005-2858

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, NY 10080

Re: Veolia Environnement offering of [DESCRIBE]

Ladies and Gentlemen:

We have acted as special French counsel for Veolia Environnement, a French société anonyme (the “Company”), in connection with the purchase from the Company by the underwriters (the “Underwriters”) named in Schedule 1 to the Underwriting Agreement dated as of May [21], 2008 (the “Underwriting Agreement”), by and among the Company and [•], acting as representative[s] of the several Underwriters, of [DESCRIBE] (the “Debt Securities”) issued under the Indenture, dated as of May [21], 2008 (the “Indenture”), by and between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). This letter is furnished to the Underwriters pursuant to Section 6(g) of the Veolia Environnement Debt Securities Underwriting Agreement Standard Provisions, which are incorporated by reference into and form part of the Underwriting Agreement.

For purposes of rendering this opinion, we have examined the following documents:

1.	a copy of the executed Underwriting Agreement;

2.	a copy of the executed Indenture;

3.	a copy of the Debt Securities in global form as executed by the Company and authenticated by the Trustee;

4.	the registration statement on Form F-3 as filed by the Company with the United States Securities and Exchange Commission (herein the “Commission”), and the related prospectus dated as of May [21], 2008, included therein;

5.	the preliminary prospectus supplement dated as of May [•], 2008, and the final prospectus supplement dated as of May [•], 2008, each as filed with the Commission;

6.	a certified copy of the Company’s statuts (bylaws) dated as of March 6, 2008;

7.	a certified copy of the minutes of the Company’s general shareholders’ meeting of May 7, 2008;

8.	a certificate executed by the Company’s general counsel confirming, inter alia, that the only amendments to the Company’s statuts (bylaws) since March 6, 2008 are the amendments adopted at the Company’s general shareholders’ meeting of May 7, 2008 as evidenced in the seventeenth, nineteenth and twentieth resolutions of such shareholders’ meeting;

9.	an extrait K-bis relating to the Company from the Paris registre du commerce et des sociétés, dated April 28, 2008;

10.	a certificat de non-faillite (the “Non-Bankruptcy Certificate”) relating to the Company from the Paris registre du commerce et des sociétés, as at April 28, 2008;

11.	a certified copy of the resolutions of the conseil d’administration (board of directors) of the Company, dated March 25, 2008, authorizing the issuance, offering and sale of debt securities (including by means of distribution of instruments such as the Debt Securities) to be decided by the président-directeur général (chairman and chief executive officer) of the Company;

12.	a certified copy of the decision of Mr. Henri Proglio, acting in his capacity as président-directeur général (chairman and chief executive officer) of the Company, dated [21], 2008, to issue the Debt Securities;

13.	a certified copy of the internal rules (règlement intérieur) of the conseil d’administration (board of directors) of the Company applicable as at the date hereof; and

14.	such other certificates, agreements and documents which we have deemed necessary or desirable for purposes of rendering this opinion.

In our examination of the foregoing documents, we have assumed, with your consent and without independent investigation, the following:

(a)	the authenticity of the signatures on the documents submitted to us as original copies, and the conformity of all copies of documents with the originals thereof;

(b)	that signatories to the Indenture and Underwriting Agreement (other than the Company) are validly existing legal entities, have full power and authority to enter into the Indenture and Underwriting Agreement and perform all of their respective obligations thereunder and have duly executed the Indenture and Underwriting Agreement;

(c)	that the Indenture constitutes the valid and binding obligation of the parties thereto enforceable in accordance with its terms under the law governing the Indenture;

(d)	that the meeting of the Company’s conseil d’administration (board of directors) referred to above was duly convened and held and that the minutes of such meeting accurately reflect the business carried out at such meeting;

(e)	that the execution, delivery and performance of the Indenture and Underwriting Agreement in accordance with their terms by the parties thereto do not and will not violate or conflict with, result in a breach of or constitute a default under (i) any contract or agreement to which any of the parties to the Indenture or Underwriting Agreement is a party or any of their respective properties may be bound, (ii) any applicable law to which any party to the Indenture and Underwriting Agreement may be subject (except for the Company with respect to matters of French law) or (iii) their respective charter or other constituent documents (except for the charter or other constituent documents of the Company); and

(f)	the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy as to factual matters of the representations and warranties of the Company in the Underwriting Agreement).

We are members of the Paris bar and this opinion is limited to the laws of the French Republic as interpreted and applied on the date hereof. In particular, we express no opinion as to matters of U.S. federal law or regulations or the laws or regulations of any state or other jurisdiction of the United States of America.

Based on the foregoing, subject to the qualifications stated below and taking into account the provisions of French law which we consider applicable, we are of the opinion that, as of the date hereof:

(i)	the Company is a validly existing société anonyme under the laws of the French Republic;

(ii)	the Company has corporate power to enter into the Underwriting Agreement and the Indenture and to perform its obligations thereunder;

(iii)	the execution by the Company of the Underwriting Agreement and the Indenture and the performance of its obligations thereunder as well as the issue and execution of the Debt Securities have been duly authorized by all necessary corporate action of the Company;

(iv)	the Underwriting Agreement, the Indenture and the Debt Securities have been duly executed by the Company under the laws of the French Republic;

(v)	the execution by the Company of the Underwriting Agreement, the Indenture and the Debt Securities and the issue and sale of the Debt Securities in accordance with the terms and conditions of the Underwriting Agreement and the Indenture will not result in any breach or violation by the Company of any of the terms and provisions of the statuts (bylaws) of the Company or in any violation by the Company of any published law or regulation of the French Republic of general application;

(vi)	the choice of the laws of the State of New York to govern the Underwriting Agreement, the Indenture and the Debt Securities would be found to be valid under the laws of the Republic of France, and a French court would uphold such choice of law in any proceedings in respect of the Underwriting Agreement, the Indenture and the Debt Securities duly brought before it; provided that the application of New York law is not found to be contrary to (a) mandatory rules of international public order or public policy (ordre public international ou lois de police) pursuant to French law or (b) rules of public order or public policy (ordre public ou lois de police) under any other law which is claimed by a party to apply to the extent that the French court holds that such law presents a close connection with the transaction and should be taken into account in view of the consequences of its application or non application and that such law is compatible with French public order (ordre public);

(vii)	the submission by the Company to the jurisdiction of the United States federal courts located in the Borough of Manhattan or the courts of the State of New York located in the Borough of Manhattan with respect to any action or proceeding arising out of or relating to the Underwriting Agreement, the Indenture or the Debt Securities is legal, valid and binding;

(viii)

a final judgment for the award (of a civil or commercial nature) of a fixed and definite sum of money (other than a sum of money payable in respect of taxes or other charges of a like nature or in respect of a fine or other penalty) rendered against the Company in connection with the Underwriting Agreement, the Indenture and the Debt Securities by the State or Federal courts in the State of New York having competent jurisdiction in respect of an action under the Underwriting Agreement, the Indenture and the Debt Securities (the “U.S. Judgment”) would be recognized and enforced in France, without a review of the substantive matters thereby adjudicated, through an action for exequatur brought before the competent French court (subject to appeal against the exequatur order itself, again without a review of the substantive matters adjudicated by the U.S. Judgment), provided that such French court is provided with the French language version of the Underwriting Agreement, the Indenture and the Debt

Securities or relevant excerpts thereof to the extent required and both the original and a translation into French (by a sworn translator) of the U.S. Judgment and other relevant documents and determines that the requirements developed by case law for the enforcement of foreign judgments are satisfied, in particular that:

(a)	the State or Federal court in the State of New York (as the case may be) which issued the judgment had jurisdiction over the matter in accordance with the rules of jurisdiction applicable under French private international law;

(b)	the court that rendered the U.S. Judgment applied either the law that is applicable in accordance with French private international law or a law that leads to an equivalent result;

(c)	the procedure followed by the court that rendered the U.S. Judgment does not conflict with the principles of due process applied in France or with international public order or public policy (ordre public international ou lois de police), and in particular, but without limitation, it is demonstrated that the defendants had notice of the proceedings and were offered an opportunity to be heard in such proceedings;

(d)	the U.S. Judgment is not tainted with fraud or collusion and is not incompatible with a judgment rendered by a French court in the same matter, or with an earlier judgment rendered by a foreign court in the same matter;

(e)	the U.S. Judgment is capable of being immediately enforced in New York; and

(f)	the U.S. Judgment does not violate the mandatory rules of international public order or public policy (ordre public international ou lois de police);

(ix)	the execution by the Company of the Underwriting Agreement and the Indenture and the offer and sale of the Debt Securities in the manner contemplated in the Underwriting Agreement do not require any consent, approval, authorization, registration, filing or qualification of or with any governmental or administrative authority of the French Republic;

(x)	the issue and offering of the Debt Securities and the subscription thereof are not subject in France to any registration or stamp duty, issuance or other similar tax when they are issued; and

(xi)	the Debt Securities will rank pari passu with the Company’s other unsecured and unsubordinated indebtedness, except with respect to indebtedness mandatorily preferred by law.

Our opinions expressed above are subject, with your consent, to the following assumptions and qualifications:

(I)	The enforcement of rights and obligations against the Company may be limited by certain provisions of French law recognizing certain discretionary powers of the French courts. Specifically, a French court has the power, in respect of payment obligations, under article 1244-1 of the French Civil Code, to grant time to a debtor (not in excess of two years), taking into account the position of the debtor and the economic circumstances, and to reduce the rate of interest applicable to deferred payments (but not to a rate less than the legal rate in France). Pursuant to article 1244-2 of the French Civil Code, any decision of a French court under article 1244-1 will stay enforcement proceedings brought by a creditor against such debtor. In addition, pursuant to article 1152 of the French Civil Code, a French court has the power to decrease (or increase) stipulated penalties or liquidated damages (clause pénale) if they are deemed manifestly excessive (or insufficient).

(II)	We do not express any opinion as to the possibility of obtaining, under French law or under its jurisdiction, remedies of specific performance or the enforcement of an obligation to perform specific acts other than the payment of a sum of money.

(III)	This opinion is subject to the sovereign power of the French courts to interpret the facts and circumstances of any adjudication.

(IV)	The opinions expressed in paragraph (i) above rely solely on the examination of the documents listed in paragraphs (8), (9) and (10) above. The opinions expressed in paragraphs (ii), (iii) and (iv) above rely solely on the examination of the documents listed in paragraphs (6) to (13) above.

(V)	The opinions expressed herein are subject to all applicable bankruptcy, insolvency, liquidation, reorganization, arrangement, moratorium and other laws relating to or affecting generally the enforcement of creditors’ rights and remedies. We do not express any opinion as to the enforceability of the rights, obligations or recourse against the Company under the Underwriting Agreement, the Indenture and the Debt Securities in the event of any of the foregoing or any similar proceedings, including the provisions of Livre VI of the French Commercial Code.

(VI)	The extrait K-bis and the Non-Bankruptcy Certificate are not conclusive evidence of whether or not:

(i)	a winding-up has been made or a resolution passed for the winding-up (dissolution or liquidation amiable) of the Company; or

(ii)	an order for the sauvegarde, redressement judiciaire or liquidation judiciaire of the Company has been issued;

as notice of these matters may not be filed immediately and, when filed, may not be entered on the records immediately.

(VII)	The right to rely on provisions of the Underwriting Agreement, the Indenture and the Debt Securities which provide for the severability of its provisions which are inoperative, unenforceable or invalid in any jurisdiction is at the sole discretion of the French courts.

(VIII)	Any provision of the Underwriting Agreement, the Indenture and the Debt Securities that treats a certificate, statement, opinion, determination or other matter as final and conclusive will not necessarily prevent an inquiry by a French court into the merits of a claim by an aggrieved party.

(IX)	Any indemnity provision entitling a party to recover its legal and other enforcement costs and expenses from another may be limited to the recovery of such costs and expenses as the French courts deems appropriate.

(X)	We do not express any opinion as to the currency in which a French court would order payment of an amount due pursuant to the Underwriting Agreement, the Indenture or the Debt Securities. A foreign currency judgment may be subject to conversion into euro at a rate of exchange prevailing other than on the date of actual payment.

(XI)	A conditional obligation arising under an agreement may not be enforced by a French court if the determination as to whether the condition has been satisfied is left to the discretionary power of the obligor since such condition could be considered purement potestative. If such purement potestative condition were considered to be an essential obligation of the agreement, such agreement may itself be considered invalid, notwithstanding any provision to the contrary.

(XII)	We express no opinion as to the validity or enforceability in France or before a French court of any provisions of the Underwriting Agreement, the Indenture or the Debt Securities which require increased payments in respect of any withholding or deduction required under the laws of France.

All of the opinions expressed herein are rendered solely as of the date hereof. We assume no obligations to update such opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur. The opinions expressed herein are solely with respect to the transactions referred to herein and are solely for the benefit of the addressees hereof in their capacity as such in connection with the offering of the Debt Securities. The opinions herein may not be referred to or relied upon for any other purpose or disclosed in whole or in part to any other parties except that the addressees may provide a copy of this opinion to their legal counsel and that this opinion may be relied upon by the Trustee in its capacity as such.

This opinion is given on the basis that it is to be governed by, and construed in accordance with, French law.

Very truly yours,

Annex C

Veolia Environnement letterhead

[Date]

To:	The purchasers named in Schedule 1 to the Underwriting Agreement referred to in the Annex to this opinion (the “Underwriters”)

Re: $[•] Aggregate Principal Amount of [•]% Notes due [•]

$[•] Aggregate Principal Amount of [•]% Notes due [•]

$[•] Aggregate Principal Amount of [•]% Notes due [•]

of Veolia Environnement (the “Notes”)

Ladies and Gentlemen:

1.	I am the General Counsel of Veolia Environnement, a société anonyme organized under the laws of the Republic of France (the “Company”) and am rendering this opinion in connection with the issue by the Company of the Notes. Capitalized terms used and not defined herein have the respective meanings ascribed thereto in the Underwriting Agreement (as defined in the Annex to this opinion).

2.	For the purpose of this opinion, I have examined the documents listed and defined in the Annex to this opinion (the “Transaction Contracts”), as well as the Registration Statement, the Time of Sale Information and the Prospectus (collectively, with the Transaction Contracts, the “Transaction Documents”). In addition, for the purposes of the opinion in paragraph 5.1, I have also examined those loan agreements, credit facilities and other agreements evidencing financial indebtedness of the Company which I believe to be material to the Group.

3.	This opinion is limited to French law and is given on the basis that it will be governed by, and construed in accordance with, French law.

4.	In giving this opinion I have assumed:

4.1	the genuineness of all signatures and the authenticity and completeness of all documents submitted to me as originals, the conformity with the originals of all documents submitted to me as copies thereof, and the accuracy of all documents submitted to me as French translations of the originals; and

4.2	that each of the Transaction Documents is within the capacity and power of, and has been validly authorized, executed and delivered by all the parties thereto other than the Company.

5.	Based upon the foregoing, I am of the opinion that:

5.1

the execution and performance by the Company of each of the Transaction Contracts, the issuance and sale of the Notes and compliance by the Company with the terms thereof and the consummation of the transactions contemplated

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by the Transaction Contracts will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to me to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) result in any violation of the status (articles of incorporation) of the Company or (iii) result in the violation of any judgment or order known to me of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect;

5.2	except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its Principal Subsidiaries is or may be a party or to which any property of the Company or any of its Principal Subsidiaries is or may be the subject that in the aggregate, if determined adversely to the Company or any of its Principal Subsidiaries, could reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are threatened or, to the best of my knowledge, contemplated by any governmental or regulatory authority or threatened by others; and to the best of my knowledge (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus; and

5.3	the Notes rank and will rank pari passu with the Company’s other unsecured and unsubordinated indebtedness, except with respect to indebtedness mandatorily preferred by law.

6.	This opinion is strictly limited to the matters stated herein and is not to be read as extending to any other matters in relation to the issue by the Company of the Notes.

7.	This opinion is addressed to you solely for your benefit in connection with the issue of the Notes. It is not to be transmitted to anyone else (other than your counsel) nor is it to be relied upon by anyone else or for any purpose or quoted or referred to in any public document or filed with anyone without my express consent.

Yours faithfully,

[Antoine Bied-Charreton]
[General Counsel]

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ANNEX

1.	Underwriting Agreement dated May [•], 2008 between the Company and the Underwriters in relation to the Notes (the “Underwriting Agreement”).

2.	Indenture, dated as of May [•], 2008, by and between the Company and Deutsche Bank Trust Company Americas, as trustee.

3.	Notes.

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